UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 13, 2025

ARMADA HOFFLER PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35908	46-1214914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Central Park Avenue		,	Suite 2100
Virginia Beach	,	Virginia		23462
(Address of principal executive offices)				(Zip Code)

Registrant’s telephone number, including area code: (757) 366-4000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AHH	New York Stock Exchange
6.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	AHHPrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On February 13, 2025, Armada Hoffler Properties, Inc. (the “Company”) entered into the Second Amended and Restated Agreement of Limited Partnership (the “Amended OP Agreement”) of Armada Hoffler, L.P., the Company’s operating partnership (the “Operating Partnership”), to, among other things, incorporate prior amendments to the First Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated May 13, 2013 (as amended, the “Prior OP Agreement”), designate and set forth the terms of the Performance LTIP Units in the Amended OP Agreement (the “Performance LTIP Units”), rename the class of partnership units designated as “LTIP Units” under the Prior OP Agreement as “Time-Based LTIP Units,” to remove the “Class B Units” and “Class C Units” under the Prior OP Agreement, none of which were outstanding as of February 13, 2025, and rename “Class A Units” under the Prior OP Agreement as “Common Units”.

To the extent issued, Performance LTIP Units generally will vest in whole or in part at the end of a performance measurement period and based on the attainment of certain predetermined performance-vesting conditions, in each case as provided in an agreement or instrument (an “Award Agreement”) entered into by a Performance LTIP Unitholder upon acceptance of an award of Performance LTIP Units, including the Form of Performance LTIP Unit Award Agreement (as defined below). Upon vesting, such Performance LTIP Units may be converted, at the holder’s option, into an equal number of Common Units. Each Common Unit is redeemable for cash equal to the then-current market value of one share of the Company's common stock, $0.01 par value (the “Common Stock”), or, at the election of the Company, one share of the Company's Common Stock (subject to adjustment). Performance LTIP Units and Common Units have no expiration date.

The Performance LTIP Units are intended to qualify as “profits interest” in the Operating Partnership for U.S. federal income tax purposes. Holders of Performance LTIP Units will be afforded voting rights with respect to both their vested and unvested Performance LTIP Units, and holders of Performance LTIP Units are entitled to approve, vote on or consent to any matter presented to OP Unitholders, as though each such Performance LTIP Unit were a Common Unit. Until the Full Distribution Participation Date (as defined in the Amended OP Agreement) specified in the applicable Award Agreement, Performance LTIP Units will be entitled to distributions equal to 10% (or such other percentage as set forth in the applicable Award Agreement) of the distributions paid on Time-Based LTIP Units. Following the Full Distribution Participation Date specified in the applicable Award Agreement, Performance LTIP Units generally will be entitled to receive the same distributions that are payable with respect to Time-Based LTIP Units.

The preceding summary of the Amended OP Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended OP Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Grants of Time-Based Equity Awards to Certain Executive Officers

On February 13, 2025, the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors (the “Board”) approved a grant of $850,000 and $325,000 of Time-Based LTIP Units (the “Time-Based Awards”) to Shawn J. Tibbetts and Matthew T. Barnes-Smith (collectively, the “Covered Executive Officers”), respectively. The Time-Based Awards will be issued under the Armada Hoffler Properties, Inc. Amended and Restated 2013 Equity Incentive Plan (as amended, the “Plan”) and each will be evidenced by a Time-Based LTIP Unit Award Agreement in the form approved by the Board, as described in Item 8.01 of this Current Report on Form 8-K. The Time-Based Awards are expected to be made on March 3, 2025.

The Time-Based LTIP Units awarded to the Covered Executive Officers will vest ratably over three years, with one-third of the Time-Based Awards vesting on each of the first three anniversaries of the grant date. The time-based vesting conditions will accelerate and the Time-Based LTIP Units held by a Covered Executive Officer will vest in full upon (i) the death of such Covered Executive Officer or (ii) a Control Change Date (as defined in the Plan). In the event of a termination of a Covered Executive Officer’s employment (a) by the Company other than for Cause (as defined in the Time-Based LTIP Unit Award Agreement) or (b) by such Covered Executive Officer for Good Reason (as defined in the Time-Based LTIP Unit Award Agreement), the Time-Based LTIP Units will vest pro rata based on service time for such Covered Executive Officer’s employment during the vesting period.

The definitive terms of the Time-Based Awards will be set forth in each Covered Executive Officer’s Time-Based LTIP Unit Award Agreement. The foregoing description of the terms of the Time-Based Awards does not purport to be complete and is qualified in its entirety by reference to the Form of Time-Based LTIP Unit Award Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Grants of Performance Equity Awards

On February 13, 2025, the Compensation Committee approved a grant of Performance LTIP Units to each of the Covered Executive Officers. Mr. Tibbetts will receive $750,000 of Performance LTIP Units and Mr. Barnes-Smith will receive $300,000 of Performance LTIP Units (the “Performance Awards”). The “Target Award” of the Performance LTIP Units means the number of Performance LTIP Units equal to 50% of the total number of Performance LTIP Units awarded. The Performance Awards will be issued under the Plan, and each will be evidenced by a Performance LTIP Unit Award Agreement. The Performance Awards are expected to be made on March 3, 2025.

The performance period for the Performance Awards will begin on the grant date for the Performance Awards and will end on the earlier of (i) the third anniversary of the date of grant and (ii) a Control Change Date (such period, the “Performance Period”). The number of Performance LTIP Units that will vest at the end of the Performance Period will be determined by the percentile rank of the Company’s relative total shareholder return (“TSR”) over the measurement period as compared to the relative TSR of U.S. real estate investment trusts (“REITs”) that are Diversified REITs, Office REITs, Retail REITs, or Residential REITs under the Global Industry Classification Standard system on the last day of the Performance Period, excluding any company the shares of which are not readily tradable on a national securities market or that does not have reported revenue and market capitalization as of the first and last day of the Performance Period (such companies, the “Index Companies”). as set forth in the table below.

Relative TSR	Number of Vested Performance LTIP Units as a Percent of “Target Award”
75th Percentile	200%
55th Percentile	100%
25th Percentile	50%
Below 25th Percentile	0%

Relative TSR for each of the Company and the Index Companies will the quotient obtained by dividing (i)(A) the average closing price of a share of Common Stock or a share of the applicable Index Company’s stock, as the case may be, over the last twenty (20) trading days of the Performance Period plus (B) dividends paid during the Performance Period and (B) the average closing price of a share of Common Stock or a share of the applicable Index Company’s stock, as the case may be, over the last five (5) trading days prior to the first day of the Performance Period, minus one (1).

Upon the occurrence of a Change in Control during the Performance Period, a number of Performance LTIP Units equal to the greater of (i) the total number of Performance LTIP Units that would have vested pursuant to the foregoing terms and (ii) the the number of Performance LTIP Units equal to the applicable Target Award. A number of Performance LTIP Units equal to the applicable Target Award will vest upon the death of the applicable Covered Executive Officer. In the event of a termination of a Covered Executive Officer’s employment (a) by the Company other than for Cause (as defined in the Performance LTIP Unit Award Agreement) or (b) by such Covered Executive Officer for Good Reason (as defined in the Performance LTIP Unit Award Agreement), the Performance LTIP Units that have been earned will vest pro rata for such Covered Executive Officer’s employment during the vesting period.

The definitive terms of the Performance Awards will be set forth in each Covered Executive Officer’s Performance LTIP Unit Award Agreement. The foregoing description of the terms of the Performance Awards does not purport to be complete and is qualified in its entirety by reference to the Form of Performance LTIP Unit Award Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Item 8.01 Other Events.

On February 13, 2025, the Compensation Committee approved a (i) Form of Time-Based LTIP Unit Award Agreement, (ii) Form of Performance LTIP Unit Agreement, (iii) Form of Performance Unit Award Agreement and (iv) Form of RSU Award Agreement for awards to be granted under the Plan, copies of which are filed as Exhibits 10.2, 10.3, 10.4, and 10.5, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Second Amended and Restated Agreement of Limited Partnership of Armada Hoffler, L.P., dated as of February 13, 2025
10.2	Form of Time-Based LTIP Unit Award Agreement
10.3	Form of Performance LTIP Unit Award Agreement
10.4	Form of Performance Unit Award Agreement
10.5	Form of RSU Award Agreement
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMADA HOFFLER PROPERTIES, INC.

Date: February 20, 2025	By:	/s/ Matthew Barnes-Smith
Matthew Barnes-Smith
Chief Financial Officer, Treasurer, and Corporate Secretary